Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

July 20, 2015

Northwest Pipe Company to Explore the Sale of its Energy Tubular Products Business

VANCOUVER, WA – 07/20/15 – Northwest Pipe Company (Nasdaq: NWPX), an industry leader of engineered welded steel pipe products, announced today it is in the process of exploring the sale of its remaining Energy Tubular Products business, which includes line, structural and standard pipe, and is located in Atchison, Kansas. The Company has retained Raymond James & Associates, Inc. as financial advisor to assist in this initiative.

“The decision to explore a sale of our remaining Energy Tubular Products business reflects our long term desire to continue to sharpen our focus on our core Water Transmission business through organic growth initiatives as well as through M&A activity,” said Scott Montross, President and CEO of Northwest Pipe Company.

About Northwest Pipe Company
Northwest Pipe Company is a leading manufacturer of welded steel pipe and tube products. The Water Transmission Group is the largest manufacturer of engineered steel pipe water systems in North America. With eight Water Transmission manufacturing facilities, the Group is positioned to meet North America's growing needs for water and wastewater infrastructure. The Water Transmission Group serves a wide range of markets and their solution-based products are a good fit for applications including: water transmission, plant piping, energy, tunnels, river crossings, structural, industrial and construction. The Tubular Products Group operates a state-of-the-art electric resistance weld mill facility. The Tubular Products portfolio serves a wide range of markets and its quality certified pipe and tube products are good for applications including: oil and gas, structural industrial, fire protection, low pressure and agricultural. The Company is headquartered in Vancouver, Washington and has manufacturing facilities in the United States and Mexico.

Forward-Looking Statements

Statements in this press release by Scott Montross are “forward-looking” statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those expected by us include the results of our exploration of the sale of our remaining energy tubular products business, including our ability to identify and complete any transactions or other actions as a result of such efforts, our ability to identify and complete internal initiatives and/or acquisitions in order to continue to grow our Water Transmission business, and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

For more information, visit www.nwpipe.com.

Contact:
Robin Gantt

Chief Financial Officer
(360) 397-6250

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